                         Report of Independent Auditors


The Board of Directors
The National School Supply Company


We have audited the accompanying consolidated balance sheets of The National School Supply Company and Subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The National School Supply Company and Subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                                     /s/ Ernst & Young LLP



Cleveland, Ohio
June 11, 1998, except for Note C,
   as to which the date is June 17, 1998

               The National School Supply Company and Subsidiaries

                           Consolidated Balance Sheets

                      (In thousands, except for share data)


                                                                           March 31                 June 30,
                                                                      1998           1997             1998
                                                                 ------------------------------- ----------------
Assets                                                                                            (Unaudited)
Current assets:
   Cash and cash equivalents                                       $     1,235    $     5,207      $     1,517
   Accounts receivable, less allowance of $1,352 at
     June 30, 1998 and $1,386 and $1,410 at
     March 31, 1998 and 1997, respectively                              21,965         18,846           26,205
   Inventories                                                          22,745         14,362           30,532
   Prepaid catalog costs                                                 5,286          4,486            4,577
   Prepaid and other                                                       864            149              592
                                                                 ---------------  ---------------   --------------
Total current assets                                                    52,095         43,050           63,423

Property, plant and equipment--Notes A, B, C and G:
   Land and improvements                                                 1,316          1,295            1,335
   Building and improvements                                            14,452         14,303           14,469
   Machinery, equipment and furniture                                   12,059         11,301           12,419
                                                                 ---------------  ---------------   --------------
                                                                        27,827         26,899           28,223
Less accumulated depreciation and amortization                           9,283          7,097            9,865
                                                                 ---------------  ---------------   --------------
Total property, plant and equipment                                     18,544         19,802           18,358

Intangible assets, net--Notes B and C                                   13,266         14,799           12,886

Other long-term assets                                                     221            221              221








                                                                 ---------------  --------------   --------------

Total assets                                                       $    84,126    $    77,872      $    94,888
                                                                 ---------------  --------------   --------------
                                                                 ---------------  --------------   --------------




                                                                           March 31                 June 30,
                                                                      1998           1997             1998
                                                                 ------------------------------- ----------------
Liabilities and stockholders' equity                                                              (Unaudited)

Current liabilities:
   Accounts payable                                                $    15,787    $     8,318      $    20,578
   Accrued expenses--Note A                                              6,263          7,059            5,889
   Current portion of long-term obligations--
     Notes C and G                                                       3,084          4,036            3,085
                                                                   -------------  --------------   --------------
Total current liabilities                                               25,134         19,413           29,552

Long-term obligations--Notes C, and G Long-term debt:
     Due to bank and others                                             22,360         20,193           29,464
     Due to affiliated companies                                        20,225         19,929           20,295
                                                                   -------------  --------------   --------------
                                                                        42,585         40,122           49,759
     Other                                                               1,165          1,411            1,110
                                                                   -------------  --------------   --------------
Total long-term obligations                                             43,750         41,533           50,869

Stockholders' equity--Notes D, and E: Common stock, $0.01 par value per share:
     Class A:
       Authorized shares--4,175,000
       Issued and outstanding shares--3,230,300                             32             32               32
     Class B:
       Authorized shares--1,548,000
       Issued and outstanding shares--1,500,042                             15             15               15
     Class C:
       Authorized shares--550,000
       Issued and outstanding shares--427,487                                4              4                4
   Capital in excess of par value                                       45,690         45,690           45,690
   Accumulated deficit                                                 (30,499)       (28,815)         (31,274)
                                                                   -------------  ---------------   -------------
Total stockholders' equity                                              15,242         16,926           14,467
                                                                 ---------------  ---------------   -------------

Total liabilities and stockholders' equity                         $    84,126    $    77,872      $    94,888
                                                                 ---------------  ---------------   -------------
                                                                 ---------------  ---------------   -------------

See accompanying notes to consolidated financial statements.

               The National School Supply Company and Subsidiaries

                      Consolidated Statement of Operations

                                 (In Thousands)


                                                                                           Three Months Ended
                                                        Year Ended March 31                     June 30
                                                   1998         1997         1996          1998          1997
                                               --------------------------------------------------------------------
                                                                                              (Unaudited)

Net sales                                        $ 176,034    $ 174,637    $ 164,994     $  38,772     $  34,896
Cost of goods sold                                 115,134      111,054      106,293        24,914        22,569
                                               -------------  -----------  ------------  ------------  ------------
Gross profit                                        60,900       63,583       58,701        13,858        12,327

Selling, general and administrative expenses        52,398       50,879       54,419        12,393        12,226
Depreciation                                         2,419        2,735        2,889           582           621
Amortization                                         1,533        1,525        3,194           380           379
Restructuring costs--Note A                          1,198        1,381        4,343            76            62
Goodwill write-down                                                            1,864
                                               -------------  -----------  ------------  ------------  ------------
Operating income (loss)                              3,352        7,063       (8,008)          427          (961)

Interest expense, net                                5,036        7,375        8,685         1,202         1,097
                                               -------------  -----------  ------------  ------------  ------------
Loss before income taxes and extraordinary
  gain                                              (1,684)        (312)     (16,693)         (775)       (2,058)

Provision for income taxes--Note F                        -            -            -             -             -
                                               -------------  -----------  ------------  ------------  ------------
Loss before extraordinary gain                      (1,684)        (312)     (16,693)         (775)       (2,058)

Extraordinary gain from debt restructuring,
   net of income taxes--Note C                            -          564            -             -             -
                                               -------------  -----------  ------------  ------------  ------------

Net (loss) income                                $  (1,684)   $     252    $ (16,693)    $    (775)    $  (2,058)
                                               -------------  -----------  ------------  ------------  ------------
                                               -------------  -----------  ------------  ------------  ------------

See accompanying notes to consolidated financial statements.

               The National School Supply Company and Subsidiaries

                 Consolidated Statement of Stockholders' Equity

                                 (In Thousands)


                                           Common Stock               Capital in                         Total
                               --------------------------------------  Excess of     Accumulated     Stockholders'
                                 Class A      Class B     Class C      Par Value       Deficit          Equity
                               ---------------------------------------------------------------------------------------

Balance at April 1, 1995            $  1         $ 15        $  4      $  15,271       $ (12,374)     $    2,917
Net loss                               -            -           -              -         (16,693)        (16,693)
                               ----------------  ---------  ---------  --------------  -------------  ----------------
Balance at March 31, 1996              1           15           4         15,271         (29,067)        (13,776)
Net income                                                                                   252             252
Stock issued--Note A                   31           -           -         30,419               -          30,450
                               ----------------  ---------  ---------  --------------  -------------  ----------------
Balance at March 31, 1997             32           15           4         45,690         (28,815)         16,926
Net loss                               -            -           -              -          (1,684)         (1,684)
                               ----------------  ---------  ---------  --------------  -------------  ----------------
Balance at March 31, 1998             32           15           4         45,690         (30,499)         15,242
Net loss (unaudited)                   -            -           -              -            (775)           (775)
                               ----------------  ---------  ---------  --------------  -------------  ----------------

Balance at June 30, 1998
   (unaudited)                      $ 32         $ 15        $  4      $  45,690       $ (31,274)     $   14,467
                               ----------------  ---------  ---------  --------------  -------------  ----------------
                               ----------------  ---------  ---------  --------------  -------------  ----------------

See accompanying notes to consolidated financial statements.

               The National School Supply Company and Subsidiaries

                      Consolidated Statement of Cash Flows

                                 (In Thousands)

                                                                                                   Three Months Ended
                                                                 Year Ended March 31                     June 30
                                                           1998          1997         1996          1998         1997
                                                       --------------------------------------------------------------------
                                                                                                       (Unaudited)
Cash flows from operating activities
Net (loss) income                                        $  (1,684)    $     252    $ (16,693)    $    (775)   $  (2,058)
Adjustments to reconcile net (loss) income to net
   cash (used) provided by operating activities:
     Extraordinary gain                                          -          (564)           -             -            -
     Depreciation and amortization                           3,952         4,260        6,083           962        1,000
     Compensation expense from issuance of stock                 -           450            -             -            -
     Loss on sale of property, plant and equipment               -             -          600             -            -
     Write-down of assets held for sale                          -             -        1,012             -            -
     Goodwill write-down                                         -             -        1,864             -            -
     Provision for losses on accounts receivable                 -             -        2,806             -            -
     Other                                                     295           635          545            70           80
     Change in operating assets and liabilities:
       Accounts receivable                                  (3,119)        7,131       (5,258)       (4,240)      (4,456)
       Inventories                                          (8,383)        7,313        4,309        (7,787)     (13,084)
       Prepaid and other current assets                     (1,515)          349         (488)          981         (901)
       Accounts payable                                      7,469        (8,697)      (3,290)        4,791       13,354
       Accrued expenses                                       (796)         (610)         878          (374)      (1,754)
       Other non-current assets and liabilities               (246)         (794)        (287)            -            -
                                                       --------------  -----------  ------------  -----------  ------------
Net cash (used) provided by operating activities            (4,027)        9,725       (7,919)       (6,372)      (7,819)

Cash flows used in investing activities
Additions to property, plant and equipment, net             (1,168)       (1,551)      (4,890)         (396)        (510)
Proceeds from sale of property and equipment                     7         1,353        1,842             -            -
                                                       --------------  -----------  ------------  -----------  ------------
Net cash used in investing activities                       (1,161)         (198)      (3,048)         (396)        (510)

Cash flows provided (used) by financing activities
Net borrowings (payments) on revolving credit                5,191        (7,000)       7,000         7,372        4,173
Proceeds from issuance of long-term debt                         -           937        4,489
Payments on long-term debt                                  (3,966)      (28,400)           -          (250)        (251)
Prepayment penalties on long-term debt                           -          (983)           -             -            -
Net payments on capital leases                                  (9)         (570)        (663)          (72)         (15)
Proceeds from issuance of stock                                  -        30,000            -             -            -
                                                       --------------  -----------  ------------  -----------  ------------
Net cash provided (used) by financing activities             1,216        (6,016)      10,826         7,050        3,907
                                                       --------------  -----------  ------------  -----------  ------------

Net (decrease) increase in cash and cash equivalents        (3,972)        3,511         (141)          282       (4,422)
Cash and cash equivalents at beginning of year               5,207         1,696        1,837         1,235        5,207
                                                       --------------  -----------  ------------  -----------  ------------

Cash and cash equivalents at end of year                 $   1,235     $   5,207    $   1,696     $   1,517    $     785
                                                       --------------  -----------  ------------  -----------  ------------
                                                       --------------  -----------  ------------  -----------  ------------

Supplemental disclosure of cash flow information
Interest paid                                            $   5,026     $   8,481    $   7,183     $   1,173    $     955
                                                       --------------  -----------  ------------  -----------  ------------
                                                       --------------  -----------  ------------  -----------  ------------
Properties acquired under capital leases                                            $     377
                                                                                    ------------
                                                                                    ------------


See accompanying notes to consolidated financial statements.

                       The National School Supply Company

                   Notes to Consolidated Financial Statements

                    Years Ended March 31, 1998, 1997 and 1996
              Three Months Ended June 30, 1998 and 1997 (Unaudited)


A.     Organization and Nature of the Business

The National School Supply Company and its subsidiaries ("the Company") are engaged in the distribution of educational supplies and equipment, teaching aids, school furniture and instructional materials for science, art and technology education. The Company sells primarily to elementary, secondary and vocational schools and early learning centers throughout the United States. The products are marketed through catalogs which carry the names of Beckley-Cardy, Frey Scientific, Pyramid Art Supply and Brodhead-Garrett.

The Company's business is seasonal in nature, corresponding to the purchasing cycle of school systems. Because of seasonality, a substantial part of annual revenues and operating income is realized in the second quarter of the fiscal year.

Effective November 5, 1992, certain limited partnerships affiliated with Butler Capital Corporation (Butler) formed Beckley-Cardy, Inc. (Beckley) to acquire a subsidiary of Advanstar Communications, Inc., a company which had recently emerged from Chapter 11 bankruptcy. The acquisition was accounted for as a purchase and, accordingly, the purchase price of $49,000,000 was allocated to the underlying assets and liabilities based on their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the net assets acquired ($21,430,000) was classified as intangible assets.

Effective September 14, 1993, the Company (which was 60% owned by Butler at that date), Butler, Beckley and certain individual stockholders of the Company entered into an Agreement of Merger and Plan of Reorganization whereby Beckley became a wholly-owned subsidiary of the Company. Because of Butler's common ownership interests in the Company and Beckley, the merger was accounted for as if it were a pooling-of-interests.

Effective at the close of business on March 31, 1995, one of the Company's subsidiaries, FSC Educational, Inc., was merged into another subsidiary, Beckley.

Effective October 31, 1996, the Company issued 1,327,588 shares of Class A Common Stock to Butler Capital Corporation, an existing investor, (at a price of $9.50 per share), 1,777,676 shares to Fenway Partners, Inc., a new investor (at a price of $9.50 per share) and another 100,000 shares to an executive of the Company (at a price of $5.00 per share) as part of his executive employment agreement. Net proceeds from the stock issuance were used to pay down outstanding long-term debt.

                       The National School Supply Company

A.     Organization and Nature of the Business--Continued

Restructuring costs related to various organizational changes have been charged to expense as follows (in thousands):

                                                                 1998         1997         1996
                                                             -----------------------------------------

            Direct compensation                                $     924    $     225    $   2,181
            Professional services                                    198          485          255
            Facilities closing expense                                 -            -        1,636
            Stock compensation expense                                 -          450            -
            Other                                                     76          221          271
                                                             -------------  -----------  -------------

                                                               $   1,198    $   1,381    $   4,343
                                                             -------------  -----------  -------------
                                                             -------------  -----------  -------------

In a prior year, the Company consolidated certain warehouse facilities. In 1996, the Company recorded a provision of $1,012,000 to adjust the carrying value of these assets based on expected losses on the impending sales. During 1997, the assets were sold and the Company recognized proceeds approximately equal to the net carrying value as of March 31, 1996.

B.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements as of June 30, 1998 and for the three months ended June 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending March 31, 1999.

                 The National School Supply Company

B.     Summary of Significant Accounting Policies--Continued

Cash and Cash Equivalents

The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents, which are stated at cost.

Inventory

The Company values its inventory at the lower of cost or market on a first-in, first-out (FIFO) basis. Substantially all inventory is finished products purchased for resale.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Provisions for depreciation and amortization are computed by the straight-line method over the following estimated useful lives:


Building and improvements                             15-30 years
Machinery, equipment and furniture                     3-10 years

Fair Value of Financial Instruments

At March 31, 1998 and 1997, the carrying value of the Company's financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable, approximate their fair value. The estimated fair value of the Company's long-term debt was $47,961,000 at March 31, 1998 and $47,665,000 at March 31, 1997 as compared with the carrying value of $45,669,000 and $44,158,000 included in the balance sheet at year-end 1998 and 1997, respectively.

Revenue Recognition

Revenue from the sale of the Company's products is recognized upon shipment to the customer.

                 The National School Supply Company

B.     Summary of Significant Accounting Policies--Continued

Advertising Expense

Advertising costs are expensed as incurred except for catalog costs, which are deferred and expensed as revenue from the respective catalog is realized. Advertising expenditures including catalog costs for the years ended March 31, 1998, 1997 and 1996 were $7,101,000, $4,824,000 and $4,927,000, respectively.
Deferred catalog costs as of March 31, 1998 and 1997 were $5,286,000 and $4,486,000, respectively.

Concentration of Credit Risk

Credit is extended based on an evaluation of the customer's financial condition and generally collateral is not required. Credit terms are consistent with the industry and losses from credit sales are provided for in the financial statements.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

Certain amounts have been reclassified in 1996 and 1997 to conform with the 1998 presentation.

                 The National School Supply Company

B.     Summary of Significant Accounting Policies--Continued

Intangible Assets

Intangible assets consist of the following at March 31 (in thousands):

                                                          Accumulated
                                   Cost                   Amortization                  Net
                          -------------------------  ------------------------ -------------------------
                             1998        1997           1998       1997          1998        1997
                          -----------------------------------------------------------------------------

Customer lists             $  14,300   $  14,300       $ 5,150    $ 4,197       $  9,150    $ 10,103
Goodwill                       5,673       5,673         2,044      1,665          3,629       4,008
Debt issuance costs            1,781       1,781         1,294      1,093            487         688
                           ----------  -------------   ---------  -----------   ----------  ------------

                           $  21,754   $  21,754       $ 8,488    $ 6,955       $ 13,266    $ 14,799
                           ----------  -------------   ---------  -----------   ----------  ------------
                           ----------  -------------   ---------  -----------   ----------  ------------


Intangible assets are amortized on a straight-line basis over periods ranging generally from 5 to 15 years.

The ongoing value and remaining useful lives of intangible assets are subject to periodic evaluation and the company currently expects the carrying amounts to be fully recoverable. When events or circumstances indicate that intangible assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized.

As a result of a periodic evaluation during the year ended March 31, 1996, the Company wrote-off net intangible assets of $1,864,000 which consisted primarily of goodwill associated with a specific business unit. Other fully amortized intangible assets were also written off in 1997 and 1996 as a result of the merger with Beckley.

                 The National School Supply Company

              Notes to Consolidated Financial Statements--Continued




C.     Financing Arrangements

Long-term debt consisted of the following at March 31 (in thousands):

                                                                                1998         1997
                                                                            ---------------------------

         Revolving credit, due in fiscal year 2000                            $   5,192    $       -
         Supplemental term loan with an interest rate of 8.25% payable quarterly, principal payments due annually in fiscal years
           1998 through 2002                                                     10,200       12,200
         Subordinated debt with an interest rate of 11.25% payable
           quarterly, entire principal due in fiscal year 2000                    6,458        6,458
         Subordinated debt (net of original issue discount of $462 and
           $757 at March 31, 1998 and 1997, respectively) with an effective interest rate of 15.4% payable quarterly, entire
           principal due in fiscal year 2000                                      5,961        5,666
         Subordinated debt with an effective interest rate of 9.0%
           payable quarterly, entire principal due in fiscal year 2003            7,804        7,804
         Construction term loans with interest ranging from 8.25% to
           8.31% payable quarterly, principal payments due quarterly
            in fiscal years 1997 through 2002                                     9,371       11,154
         Capital lease obligations                                                  311          320
         Other notes payable                                                        372          556
                                                                            -------------  ------------
                                                                                 45,669       44,158
         Less current portion                                                     3,084        4,036
                                                                            -------------  ------------

                                                                              $  42,585    $  40,122
                                                                            -------------  ------------
                                                                            -------------  ------------


In September 1994, the Company and its subsidiaries entered into a combined Revolving Credit, Term Loan and Guaranty Agreement (the "Credit Agreement") with a bank. Maximum borrowings under the Revolving Credit facility and Term Loan are $30,000,000 ($10,000,000 during the period February 15 through April 1 each year and $33,000,000 from June 17, 1998 through October 31, 1998) and $15,000,000, respectively. The agreement also provides for the bank to issue Letters of Credit in amounts which will not exceed $10,000,000 in the aggregate. The face amount of the Letters of Credit issued shall reduce the amount of funds available under the Revolving Credit facility. As of March 31, 1998, Letters of Credit of $500,000 were outstanding. The Revolving Credit facility expires on June 30, 1999.

                 The National School Supply Company

C.     Financing Arrangements--Continued

Advances under the Credit Agreement bear interest at a CD Rate, a Eurodollar Rate or a Reference Rate plus an applicable margin as specified in the Credit Agreement. A fee of 3/8% per annum is applied to the unused portion of the Revolving Credit facility.

The Credit Agreement is secured by accounts receivable, inventory, certain property, plant and equipment and general intangible assets. As of March 31, 1996, funds under the Term Loan Agreement had been advanced for construction of a new facility. Upon completion of the new facility, in fiscal 1997, the funds advanced under the Term Loan Agreement were converted to a five year term loan under a fifteen year amortization schedule, with the final payment due on June 30, 2001. The Term Loan Agreement also provides for restrictions on payments of subordinated debt and accelerated principal payments on the Term Loan based upon a calculation of "excess cash flow" on an annual basis.

On October 29, 1996, an amendment was made to the Credit Agreement which included revisions to certain financial covenants and certain provisions for a restructuring of a portion of the Company's debt. The debt restructuring included a Supplemental Term Loan under the Credit Agreement of $12,200,000. Substantially all of the proceeds from the sale of stock (see Note A) and the Supplemental Term Loan were used to repay the entire amount outstanding under a former senior notes agreement, repay approximately $24,325,000 (net of $1,200,000 of unamortized original issue discount) of the amounts outstanding under the subordinated debt instruments, and to pay related accrued interest, prepayment penalties and refinancing costs. The Company recorded an extraordinary gain of $564,000 from the debt restructuring due to the write-off of deferred interest less prepayment penalties. No income tax expense was recorded for the extraordinary gain due to the use of available net operating loss carryforwards.

As a result of the Company's recapitalization in October 1996, subordinated debt instruments are now payable to Butler (60.76%) and Fenway (39.24%). The percentages are based on the investor's pro rata equity ownership. All subordinated debt is fully subordinated to the Credit Agreement. Amortization of the original issue discount is provided over the period the subordinated debt is outstanding using the effective interest rate method. Such amortization was approximately $295,000, $635,000 and $545,000 for the years ended March 31, 1998, 1997 and 1996, respectively. Interest is also provided using the effective interest rate method for the interest-free period on certain subordinated debt.

                 The National School Supply Company

C.     Financing Arrangements--Continued

At the Bank's request, the Company must prepay all or any portion of the Supplemental Term Loan if the Company arranges for refinancing. Additionally, the Company may be required to prepay certain portions of the Credit Agreement in an amount equal to the Excess Cash Flow (as defined) on an annual basis. Any prepayments under the Excess Cash Flow provision would apply first to the Term Loan, then to the Supplemental Term Loan and would not affect scheduled maturities. No amounts are required to be prepaid under the Excess Cash Flow provision for fiscal year 1998. $1,000,000 was required to be paid for fiscal year 1997.

All long-term debt agreements contain certain restrictive covenants and provisions which, among other matters, place limitations on indebtedness, dividends and certain other payments, changes in control, certain investments and capital expenditures. Other covenants require the maintenance of minimum working capital and net worth levels and interest coverage and debt service coverage ratios.

As of March 31, 1998, the Company was in violation of a financial covenant under the Credit Agreement as the result of planned acceleration of inventory receipts to improve service levels. Effective June 17, 1998, an amendment was made to the Credit Agreement which included a waiver by the bank of the covenant violation that occurred and revisions to certain financial covenants through March 31, 1999, including the leverage, interest coverage, debt service coverage, net worth and current ratios.

Aggregate principal payments due on long-term debt are as follows (in thousands):


                             Years ending March 31:
                             1999                              $    3,084
                             2000                                  20,669
                             2001                                   3,880
                             2002                                  10,231
                             2003                                   7,805
                                                             ---------------

                                                               $   45,669
                                                             ---------------
                                                             ---------------

                 The National School Supply Company

              Notes to Consolidated Financial Statements--Continued




C.     Financing Arrangements--Continued

Scheduled principal payments under the subordinated debt agreements were deferred in fiscal year 1996 according to the Credit Agreement. Payments were made concurrent with the debt and equity restructuring in October 1996. Subordinated debt principal payments are permitted out of excess cash flow, provided certain covenant calculations are met.

Other long-term liabilities represent interest at March 31, 1998 and 1997.

D.     Stockholders' Equity

The Company has three classes of common stock authorized. Class A and B stock have equal voting rights of one vote per share outstanding. Each holder of Class C stock is entitled to a number of votes equal to a conversion factor for each Class C share outstanding. Class C shares may be converted into the number of Class A shares as is equal to the conversion factor in effect at the time of such conversion.

E.     Stock Options and Warrants

The Company maintains two stock option plans. The 1987 Stock Plan has three remaining participants who hold fully vested options to purchase shares of the Company's Class A or Class C Common Stock at an exercise price of $1.73 per share. There are no remaining grants under the 1987 Stock Plan.

The 1997 Performance Accelerated Stock Option Plan (the 1997 Plan) succeeds a previous plan which originated in 1993. All options issued under the 1993 Plan have been canceled. The 1997 Plan granted 721,792 options in 1997 to employees to purchase shares of the Company's Class A Common Stock. The options vest over time, with vesting accelerated if certain financial objectives are met. All options under the 1997 Plan are exercisable at $9.50 per share, which was the market price at the time of the grant. Generally, options under the 1997 Plan expire ten years from the date of grant.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APBO No. 25), and related interpretations in accounting for its employee stock options, because as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) requires the use of highly subjective assumptions in option valuation models. Under APBO No. 25, because the exercise price of the Company's employee stock options is not less than the fair market price of the shares at the date of the grant and the number of options is known, no compensation expense is recognized in the financial statements.

Pro forma information regarding net income determined as if the Company had accounted for the 1997 Performance Accelerated Stock Option Plan under the fair value method of SFAS. No. 123 is required to be disclosed for the year ended March 31, 1997 as options were granted in that year. The fair value for these options was estimated at the date of the grant using the Minimum Value Model which is typically used for non-public companies. The following input assumptions were used in determining the fair value.

                                                                  1997
                                                             -------------------

                Risk-free interest rate                           5.0%
                Expected life of option                           10 years
                Expected dividend yield                           0.0%

Because the Company's employee stock options have several unique characteristics, and because changes in the subjective input assumptions can materially affect the fair value estimate, it is management's opinion that the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

The amounts below represent the pro forma information calculated through the use of the Minimum Value Model.

                                                               1997
                                                             -------------------

                Reported net income                          $     252,000
                Pro forma net loss                                (115,000)

The weighted average fair value of the Company's stock options used to compute the pro forma net loss disclosure is $3.38.

Due to the required phase-in provisions, the effects of applying SFAS No. 123 to arrive at the above pro forma amounts are not representative of the expected effects on pro forma net income in future years.

A summary of the Company's stock option activity and related information for the years ended March 31 is shown in the following table.


                                         1998                       1997                        1996
                               ------------------------------------------------------ --------------------------
                                              Weighted                   Weighted                   Weighted
                                              Average                    Average                    Average
                                 Optioned     Exercise      Optioned     Exercise      Optioned     Exercise
                                  Shares       Price         Shares       Price         Shares       Price
                               ------------------------------------------------------ --------------------------

 Outstanding beginning of year     743,542      $ 9.43       130,496      $ 17.91        190,196      $ 18.58
 Granted                            -            -           721,792         9.50         30,800        20.04
 Exercised                          -            -                 -         -                 -         -
 Canceled                          310,958        9.50       108,746        20.04         90,500        20.04
                               ------------------------------------------------------ --------------------------

 Outstanding end of year           432,584      $ 9.11       743,542       $ 9.43        130,496      $ 17.91
                                   -------                   -------                     -------
                                   -------                   -------                     -------

 Exercisable end of year           223,787      $ 8.75       265,178       $ 8.86         55,623      $ 12.88

At March 31, 1998 and 1997, the weighted average remaining contractual life of the Company's stock options was 7.62 years and 9.74 years, respectively.

As of March 31, 1998 and 1997, there were 36,261 shares available for future grants.

In addition, effective October 29, 1996, the Company amended and restated its warrant agreement with BCC Industrial Services (BCC), an affiliate of Butler. The new agreement entitles BCC to purchase, at any time, 22,819 duly authorized, validly issued, fully paid and nonassessable shares of the Company's Class A Common Stock at a purchase price of $9.50 per share.

F.     Income Taxes

The Company uses the liability method in measuring the provision for income taxes and recognizing deferred tax assets and liabilities in the balance sheet. The liability method requires that deferred income taxes reflect the tax consequences of currently enacted rates for differences between the tax and financial reporting bases of assets and liabilities.

There was no income tax expense or benefit recorded in 1998, 1997 or 1996. The Company has available net operating loss carryforwards of approximately $24 million. These carryforwards, if not utilized, expire in varying amounts from 2009 to 2013.

The significant components of deferred tax assets and liabilities were as follows (in thousands):


                                           March 31, 1998                 March 31, 1997
                                     -----------------------------  -----------------------------
                                                     Deferred                       Deferred
                                       Deferred         Tax           Deferred         Tax
                                      Tax Assets    Liabilities      Tax Assets    Liabilities
                                     ------------------------------------------------------------

Net operating loss carryforwards        $   8,276     $       -        $   6,846     $       -
Inventory                                     635             -              705             -
Catalog costs                                   -         1,719                -         1,363
Accrued liabilities and other               3,763         2,361            2,055            16
                                     ------------------------------------------------------------
                                           12,674         4,080            9,606         1,379
Valuation allowance                        (8,594)            -           (8,227)            -
                                     ------------------------------------------------------------

                                        $   4,080     $   4,080        $   1,379     $   1,379
                                        ---------     ---------        ---------     ---------
                                        ---------     ---------        ---------     ---------

The provision for income taxes differs from the amounts computed by applying the federal statutory rate as follows:


                                                         March 31
                                        -------------------------------------------
                                            1998          1997          1996
                                        -------------------------------------------
Income tax expense (credit) at federal
   statutory rate                           (34.0)%       (34.0)%       (34.0)%
Non-deductible intangible amortization        9.3          49.3           2.5
Other, net                                    2.1         (43.8)          0.6
Valuation allowance                          22.6          28.5          30.9
                                        -------------------------------------------

                                              0.0%          0.0%          0.0%
                                              ---           ---           ---
                                              ---           ---           ---


G.     Leases

The Company leases equipment under agreements accounted for as capital leases. The cost of equipment recorded under capital leases was $457,035 and $377,000 as of March 31, 1998 and 1997, respectively.

The Company has operating leases for certain machinery and computer equipment. Rent expense for all operating leases amounted to approximately $412,000 in 1998, $329,000 in 1997 and $476,000 in 1996.

At March 31,1998, future minimum lease payments under non-cancelable operating and capital leases are as follows:


                                                                   Capital     Operating
                                                                    Leases       Leases
                                                                 ---------------------------
Years ending March 31:
   1999                                                             $    127     $    550
   2000                                                                  127          499
   2001                                                                  108          189
   2002                                                                    9           17
   2003                                                                    -            -
                                                                 ---------------------------

Total minimum lease payments                                             371     $  1,255
                                                                                 --------
                                                                                 --------

Less amount representing interest                                         60
                                                                 --------------
Present value of total obligation under capital leases                   311
Less current portion                                                      98
                                                                 --------------

Long-term obligation under capital leases                           $    213
                                                                    --------
                                                                    --------


H.     Benefit Plans

The Company sponsors defined contribution employee savings plans covering substantially all of its salaried and hourly employees. During fiscal 1997, the Company merged these plans into one plan covering all eligible employees. Under the plan, the Company contributes a matching amount based upon the employees' deferred salary contribution. Company contributions were approximately $403,000, $414,000 and $405,000 for the years ended March 31, 1998, 1997 and 1996, respectively.

I.     Contingencies

The Company is subject to legal proceedings and claims arising in the ordinary course of its business. Management evaluates each claim and provides for any potential loss when the claim is probable and estimable. In the opinion of management, the ultimate liability with respect to these actions will not materially affect the financial position, results of operations and cash flows of the Company.

J.     Year 2000 (Unaudited)

In fiscal 1998, the Company completed an upgrade of its J.D. Edwards (JDE) software which, through testing and implementation, has addressed the Year 2000 date conversion issue. Additionally, the Company uses software from large national vendors with a broad base of active users in all other software applications, therefore, the Year 2000 date conversion was accomplished through the JDE and other software upgrades at no significant cost to the Company. However, there can be no assurance that the systems of other companies on which the Company's systems rely also will be timely converted or that any such failure to convert by another company would not have an adverse effect on the Company's systems.

K.     Subsequent Event (Unaudited)

Effective August 14, 1998, the Company and its stockholders entered into an Agreement and Plan of Merger with School Specialty, Inc. to sell all of its outstanding common stock for total consideration of approximately $138 million.